Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jupai Holdings Limited of our report dated April 16, 2021 with respect to the consolidated financial statements of Jupai Holdings Limited, its subsidiaries and its variable interest entities, which was included in the annual report of Jupai Holdings Limited on Form 20-F for the year ended December 31, 2020.

/s/ B F Borgers CPA PC

Lakewood, Colorado

May 7, 2021